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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (Date of earliest event reported): October 27 , 2000
                                                         -----------------

                             Net-Force Systems, Inc.
                             -----------------------
             (Exact name of registrant as specified in its charter)

     Antigua and Barbuda            0-29031
     -------------------            -------                  -------------------
(State or other jurisdiction      (Commission                  (IRS Employer
     of incorporation)             File Number)              Identification No.)

                                 P.O. Box W-645
                               St. John's, Antigua
                    (Address of principal executive offices)
                    ----------------------------------------

       Registrant's telephone number, including area code: (268) 481-1970
                                                           --------------


ITEM 4.  CHANGE IN REGISTRANT'S CERTIFYING ACCOUNTANT

         On October 23, 2000, on the recommendation of the Board of Directors, the shareholders of Net-Force Systems, Inc. (the "Company"), by ordinary resolution at a special meeting, dismissed Pannell Kerr Forster, Chartered Accountants, and engaged H J & Associates, L.L.C. as its independent public accountants to audit its financial statements and the financial statements of the subsidiaries of the Company formerly audited by Pannell Kerr Forster.

         The Company believes, and has been advised by Pannell Kerr Forster that it concurs with such belief, that, for the six-month period ended October 31, 1999, and for the eleven-month period ended October 23, 2000, the Company and Pannell Kerr Forster did not have any disagreement on disclosure or auditing scope or procedure, which disagreement, if not resolved to the satisfaction of Pannell Kerr Forster would have caused it to make reference in connection with its report on the Company's financial statements to the subject matter of the disagreement, or at all.

         The report of Pannell Kerr Forster on the Company's financial statements for the six-month period ended October 31, 1999 did not contain an adverse opinion or a disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope or accounting principles. During that period, there were no "reporting events" within the meaning of Item 304(a)(1)(v) of Regulation S-K promulgated under the Securities Act of 1933.

         The Company has requested that Pannell Kerr Forster furnish a letter addressed to the Securities and Exchange Commission stating whether Pannell Kerr Forster agrees with the above statements. A copy of that letter is attached as
Exhibit 1 to this Form 8-K.

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ITEM 7.           EXHIBITS

                  Letter from Pannell Kerr Forster.




                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NET-FORCE SYSTEMS, INC.

Dated:  October 27, 2000            By: /s/ Terry Bowering
                                        ----------------------------------
                                    Name: Terry G. Bowering
                                    Title: Chief Executive Officer



                                INDEX TO EXHIBITS

Exhibit
Number                              Description
------                              -----------
1.                                  Letter from Pannell Kerr Forster.